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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-59679) pertaining to the 1996 Equity Participation Plan of Rental Service Corporation, which incorporates by reference the Registration Statement (Form S-8 No. 333-22403); the Registration Statement (Form S-8 No. 333-29579) pertaining to the First Amended and Restated Employee Qualified Stock Purchase Plan of Rental Service Corporation; and the Registration Statement (Form S-8 No. 333-18637) pertaining to the 1995 Stock Option Plan for Key Employees of Acme Acquisition Holdings Corp. of our report dated February 10, 1999 with respect to the consolidated financial statements of Rental Service Corporation included in the Annual Report and Form 10-K for the year ended December 31, 1998.


                                         /s/ ERNST & YOUNG LLP


Phoenix, Arizona
March 1, 1999

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